UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 18, 2005

(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center Oklahoma City, Oklahoma		73125
(Address of principal executive offices)		(Zip Code)

(405)  270-1313

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                               Regulation FD Disclosure

On March 18, 2005, Kerr-McGee Corporation issued a press release announcing that it will hold a conference call at 11 a.m. EST Wednesday, March 23, to discuss its interim first-quarter 2005 financial and operating activities, and expectations for the future. Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 888-482-0024 within the United States, or 617-801-9702 outside the United States.  The password for both dial-in numbers will be Kerr-McGee.  A replay of the call will be available for 48 hours at 888-286-8010 within the United States, or 617-801-6888 outside the United States.  The code for the replay of the call will be #16871766.  The webcast replay will be archived for 30 days on the company’s website.  The press release is attached hereto as an exhibit and is incorporated by reference herein.

At 11:00 a.m. (EST) on March 18, 2005, Kerr-McGee will make available on its website at www.kerr-mcgee.com a table providing Projected Daily Average Production Volumes and a table containing Oil and Gas Derivatives as of March 2005. To access the tables, select Investor Relations and Guidance, Derivative and Historical Information.

Item 9.01                                               Financial Statements and Exhibits.

(c)                                Exhibits

99.1  Press Release dated March 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR–MCGEE CORPORATION

	By:	(John F. Reichenberger)
John F. Reichenberger
Vice President, Deputy General Counsel and Assistant Secretary

Dated: March 18, 2005